Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 333-101197, 333-84326 and 333-54138 of Immtech Internaitonal, Inc. on Form S-3 of our report dated June 20, 2003, appearing in this Annual Report on Form 10-K of Immtech International, Inc. for the year ended March 31, 2003.

/s/ Deloitte & Touche LLP

Milwaukee, Wisconsin
June 27, 2003